UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12
LIVEPERSON, INC.
___________________________________________
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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THESE SUPPLEMENTAL PROXY MATERIALS PROVIDE ADDITIONAL INFORMATION REGARDING OUR 2020 ANNUAL MEETING OF STOCKHOLDERS

On May 27, 2020, LivePerson, Inc. (“LivePerson”) issued the following press release related to a change to the format of the 2020 Annual Meeting of Stockholders to be held on Thursday, June 11, 2020 (the “Annual Meeting”). As described below, the Annual Meeting will now be held in a virtual-only meeting format.

These supplemental proxy materials, which are being filed with the SEC on May 27, 2020, supplement LivePerson’s Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, dated April 29, 2020, in connection with the solicitation of proxies by LivePerson’s Board of Directors for use at the Annual Meeting.

THESE MATERIALS SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

LivePerson to hold its Annual Meeting of Stockholders in a virtual-only format on June 11, 2020
NEW YORK, May 27, 2020 -- LivePerson, Inc. (Nasdaq: LPSN), a leading provider of conversational solutions, announced today that in the interest of the health and safety of its stockholders, employees and communities, its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) will be conducted in a virtual format instead of in person.
As previously announced, the Annual Meeting will be held Thursday, June 11, 2020 at 10:00 a.m. Eastern Time. As described in the proxy materials for the Annual Meeting, stockholders of record at the close of business on April 20, 2020, the record date, are entitled to participate in the Annual Meeting. To participate in and/or vote at the virtual Annual Meeting, stockholders will need to go to www.proxyvote.com  and log in using the 16-digit control number found on their proxy card, voting instruction form or notice of internet availability. If a stockholder has already voted, no additional action is required.

LivePerson encourages its stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials. These proxy materials are on file with the U.S. Securities and Exchange Commission and at https://ir.liveperson.com/financial-information/sec-filings. The proxy card, voting instruction form or notice of internet availability previously mailed to stockholders may continue to be used to vote in connection with the Annual Meeting.

You may attend the Annual Meeting, vote, and submit a question by visiting: www.virtualshareholdermeeting.com/LPSN2020 and using your 16-digit control number to enter the meeting. During the meeting, which will be held as a live audio webcast, stockholders may vote and ask questions pertinent to meeting matters by following the instructions available on the meeting website. We may group together questions that are substantially similar to avoid repetition. Stockholders are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts.

Additional information regarding the agenda and the rules and procedures for participating in the Annual Meeting will be set forth in the Company’s Rules of Conduct for the Annual Meeting, which can be viewed during the meeting at the meeting website or prior to the meeting at www.proxyvote.com.

If stockholders encounter technical difficulties accessing our Annual Meeting, a support line will be available on the login page of the meeting website shortly before the beginning of the Annual Meeting.

About LivePerson, Inc.
LivePerson makes life easier for people and brands everywhere through trusted conversational AI. Our 18,000 customers, including leading brands like HSBC, Orange, GM Financial, and The Home Depot, use our conversational solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship - a conversational relationship - with their millions of consumers. LivePerson was named to Fast Company's World's Most Innovative Companies list in 2020. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.
Investor Relations Contact
Matthew Kempler
mkempler@liveperson.com
212-609-4214
SOURCE LivePerson, Inc.